EXHIBIT 10.1

EXECUTION COPY

ELEVENTH OMNIBUS AMENDMENT TO

FOURTH AMENDED AND RESTATED RECEIVABLES

FUNDING AND ADMINISTRATION AGREEMENT

AND

THIRD AMENDED AND RESTATED RECEIVABLES

SALE AND SERVICING AGREEMENT

This ELEVENTH OMNIBUS AMENDMENT (this “Amendment”), dated as of May 26, 2020, is entered into by and among SIT FUNDING CORPORATION (the “Borrower”), SYNNEX CORPORATION (“Synnex”), individually and in its capacity as Servicer and an Originator, HYVE SOLUTIONS CORPORATION (“Hyve”), in its capacity as an Originator, WESTCON GROUP NORTH AMERICA, INC. (“WestCon”), in its capacity as an Originator, MUFG BANK, LTD. F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent for the Committed Lenders and Discretionary Lenders (in such capacity, the “Administrative Agent”), THE TORONTO-DOMINION BANK, as a Committed Lender (the “New Committed Lender”), RELIANT TRUST, as a Discretionary Lender (the “New Discretionary Lender” and, together with the New Committed Lender, the “New Lenders”) and a Managing Agent (the “New Managing Agent”), and the other MANAGING AGENTS (the “Existing Managing Agents” and, together with the New Managing Agent, the “Managing Agents”), COMMITTED LENDERS (the “Existing Committed Lenders”) and DISCRETIONARY LENDERS (the “Existing Discretionary Lenders” and, together with the Existing Committed Lenders and the New Lender, the “Lenders”) listed on the signature pages hereto (the “, and is the (i) NINETEENTH AMENDMENT TO THE FOURTH AMENDED AND RESTATED RECEIVABLES FUNDING AND ADMINISTRATION AGREEMENT (as described below), and (ii) EIGHTEENTH AMENDMENT TO THE THIRD AMENDED AND RESTATED RECEIVABLES SALE AND SERVICING AGREEMENT (as described below).

RECITALS

A.WHEREAS, the Borrower, the Administrative Agent and each of the Managing Agents, Committed Lenders and Discretionary Lenders party thereto are parties to that certain Fourth Amended and Restated Receivables Funding and Administration Agreement, dated as of November 12, 2010 (together with all exhibits and schedules thereto, and as heretofore amended, restated or supplemented, the “RFA”);

B.WHEREAS, each of the persons signatory thereto from time to time as Originators, Synnex, in its capacity as servicer thereunder, and the Borrower, as buyer, are parties to that certain Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of January 23, 2009 (together with all exhibits and schedules thereto, and as heretofore amended, restated or supplemented, the “SSA”);

C.WHEREAS, the Borrower, the Administrative Agent and the Requisite Lenders desire to amend and modify certain terms of the RFA as hereinafter set forth, and the Borrower, Synnex, Hyve, WestCon and the Administrative Agent desire to amend and modify certain terms of the SSA as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Certain Defined Terms.  Capitalized terms that are used herein without definition shall have the same meanings herein as in Annex X to SSA and RFA.

2.Assumption of New Lenders and Managing Agents.

(a)The Borrower desires the New Committed Lender to become a Committed Lender, the New Discretionary Lender to become a Discretionary Lender, and the New Managing Agent to become a Managing Agent, in each case, under the RFA and upon the terms and subject to the conditions set forth in the RFA, the New Committed Lender agrees to become a Committed Lender, the New Discretionary Lender agrees to become a Discretionary Lender and the New Managing Agent agrees to become a Managing Agent thereunder.

(b)Upon the Effective Date, the New Committed Lender, the New Discretionary Lender and the New Managing Agent shall become a party to, and have the rights and obligations of a Committed Lender, a Discretionary Lender and a Managing Agent, as applicable, under the RFA.

3.Reallocation.

(a)Each of the parties to this Amendment severally and for itself agrees that on and as of the Effective Date, for good and valuable consideration, each Existing Managing Agent, on behalf of the Lenders in such Existing Managing Agent’s Lender Group, hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as set forth in clause (b) below), to each Managing Agent, and each Managing Agent, on behalf of the Lenders in such Managing Agent’s Lender Group, hereby irrevocably purchases from each Existing Managing Agent, on behalf of the Lenders in such Existing Managing Agent’s Lender Group, the rights and obligations of the Existing Managing Agent and the Lenders in such Existing Managing Agent’s Lender Group under the RFA and each other Related Document in respect of (i) the Outstanding Principal Amount attributable to the Lenders in such Existing Managing Agent’s Lender Group and (ii) the Commitment of the Committed Lender in such Existing Managing Agent’s Lender Group under the RFA such that, after giving effect to the foregoing assignment and delegation, (x) the Outstanding Principal Amount attributable to the Lenders in each Managing Agent’s Lender Group and (y) the Commitment of the Committed Lender in each Managing Agent’s Lender Group for purposes of the RFA and each other Related Document shall be as set forth on Annex A.

(b)Each Lender party hereto hereby represents and warrants that it is the legal and beneficial owner of the interest being assigned by it pursuant to clause (a) above and that such interest is free and clear of any Adverse Claim granted or created by or through such Lender.

4.Amendments to the RFA. The parties to the RFA, including the New Lenders and New Managing Agent, hereby agree that the RFA is amended as follows:

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(a)Section 2.09(d) of the RFA is hereby amended by (i) replacing the text “If any Managing Agent is unable” where it appears in clause (i) thereof with the text “Subject to Section 2.11, if any Managing Agent is unable” in its place, (ii) replacing the text “If, with respect to” where it appears in clause (ii) thereof with the text “Subject to Section 2.11, if, with respect to” in its place, (iii) replacing the text “Notwithstanding any other provision of this Agreement” where it appears in clause (iii) thereof with the text “Notwithstanding any other provision of this Agreement (but subject to Section 2.11)” in its place and (iv) deleting clause (iv) thereof in its entirety.

(b)Section 2.11 of the RFA is hereby amended in its entirety to read:

“Section 2.11  Effect of Benchmark Transition Event.

(a)  Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Related Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Base Rate and the LMIR Rate with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders.  Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Requisite Lenders have delivered to the Administrative Agent written notice that such Requisite Lenders accept such amendment.  No replacement of the LIBOR Base Rate or the LMIR Rate with a Benchmark Replacement pursuant to this Section 2.11 will occur prior to the applicable Benchmark Transition Start Date.

(b)  Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Related Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)  Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding

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absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.11.

(d)  Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, none of the Lenders or Managing Agents shall allocate any Portion of Advances with respect to Advances made during such period or reallocate any Portion of Advances allocated to any then existing Interest Period ending during such period, to an Interest Period with respect to which Yield is calculated by reference to the LIBOR Base Rate or the LMIR Rate.”.

(c)Section 5.03(q) of the RFA is hereby amended in its entirety to read:

“(q) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.  The Borrower will not request any Advance, and shall not directly or indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.”.

(d)Section 8.01(t) of the RFA is hereby amended in its entirety to read:

“(t) on any date of determination, (i) the Default Trigger Ratio shall exceed 2.00%; (ii) the Delinquency Trigger Ratio shall exceed 4.00%; (iii) the Dilution Trigger Ratio shall exceed 5.75%; or (iv) the Receivables Collection Turnover Trigger shall exceed 47.5 days; or”.

(e)Section 8.01(x) of the RFA is hereby amended in its entirety to read: “(x)  [reserved]; or”.

(f)The following sections are hereby added to the RFA immediately following Section 12.17 thereof:

“Section 12.18. USA Patriot Act and Beneficial Ownership Rule.  Each of the Administrative Agent and the Lenders hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, the Administrative Agent and the Lenders may be required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow the Administrative Agent and the Lenders to identify the Borrower in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act.  The Borrower agrees to promptly respond to any KYC Request and provide the Administrative Agent and each Leander, from time to time, with all documentation and other information required by bank regulatory authorities

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under “know your customer” and anti money laundering rules and regulations, including, without limitation, the USA Patriot Act and the Beneficial Ownership Rule.

Section 12.19. Acknowledgement Regarding Any Supported QFCs.  To the extent that the Related Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Related Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Purchaser or Agent shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 12.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

(g)Schedule 1.01 to the RFA is amended in the form attached hereto as Annex B.

(h)Schedule 12.01 to the RFA is hereby amended by including the following notice information to the end thereof:

“The Toronto-Dominion Bank

130 Adelaide Street West, 12th Floor

Toronto, ON, M5H 3P5

Attention: ASG Asset Securitization

Telephone: (416) 307-6035

Email: ASGOperations@tdsecurities.com

Reliant Trust

130 Adelaide Street West, 12th Floor

Toronto, ON, M5H 3P5

Attention: ASG Asset Securitization

Telephone: (416) 307-6035

Email: ASGOperations@tdsecurities.com”.

(i)Annex W to the RFA is hereby amended by including the following wire information to the end thereof:

“TD LENDER GROUP’S ACCOUNT

Intermediary Bank: Bank of America, New York, NY USA

FED ABA #: 026009593

Beneficiary Bank: The Toronto-Dominion Bank, 55 King Street West, Toronto

Swift Code: TDOMCATTTOR

Account Name: Reliant Trust

Account #: 1020-7430125”.

5.Amendments to Annex X to the SSA and the RFA.  The parties to the RFA and the SSA, including the New Lender and the New Managing Agent, hereby agree that Annex X to the SSA and the RFA is amended as follows:

(a)The definitions of “Aggregate Commitment” and “Facility Limit” in Section 1 of Annex X to the SSA and the RFA are amended by replacing the text “Eight Hundred and Fifty Million Dollars ($850,000,000)” in each instance it appears therein with the text “Six Hundred and Fifty Million Dollars ($650,000,000)” in its place.

(b)The definition of “Alternate Rate” in Section 1 of Annex X to the SSA and the RFA is hereby amended in its entirety to read:

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““Alternate Rate” means, for any Interest Period for any Portion of Advances, an interest rate per annum equal to (I) solely with respect to any Lender in a LMIR Lender Group, the LMIR Rate in effect on each day during such Interest Period, or (II) with respect to any Lender in any other Lender Group, the LIBOR Rate for such Interest Period; provided that in the case of (a) any Interest Period which commences on a date prior to the Administrative Agent receiving at least three (3) Business Days’ notice thereof, or (b) any Interest Period relating to a Portion of Advances which is less than $1,000,000, the “Alternate Rate” applicable to Advances made by Lender Groups, other than any LMIR Lender Groups, for each day in such Interest Period shall be an interest rate per annum equal to the Base Rate in effect on such day.”.

(c)The definition of “Committed Lenders” in Section 1 of Annex X to the SSA and the RFA is hereby amended by replacing the text “, and (f)” where it appears therein with the text “, (g) for the TD Lender Group, the TD Committed Lenders, and (h)” in its place.

(d)The definition of “Default Rate” in Section 1 of Annex X to the SSA and the RFA is hereby amended by replacing the text “plus the Applicable Margin, plus 0.50% per annum” where it appears therein with the text plus 2.00% per annum” in its place.

(e)The definition of “Discretionary Lenders” in Section 1 of Annex X to the SSA and the RFA is hereby amended by replacing the text “the MUFG Discretionary Lenders and” where it appears therein with the text “the MUFG Discretionary Lenders, the TD Discretionary Lenders and” in its place.

(f)The definition of “Fee Letter” in Section 1 of Annex X to the SSA and the RFA is amended by replacing the text “fourth amended and restated fee letter, dated as of April 10, 2020” where it appears therein with the text “fifth amended and restated fee letter, dated as of May 26, 2020” in its place.

(g)The definition of “Final Advance Date” in Section 1 of Annex X to the SSA and the RFA is amended by replacing the date “July 10, 2020” where it appears therein with the date “May 26, 2022” in its place.

(h)The definition of “Lender Group” in Section 1 of Annex X to the SSA and the RFA is hereby amended by replacing the text “; and (f)” where it appears therein with the text “; (f) the TD Lender Group; and (g)” in its place.

(i)The definition of “LIBOR Rate” in Section 1 of Annex X to the SSA and the RFA is amended by (i) replacing the text “means, for such Interest Period” where it appears therein with the text “means, for such Interest Period, the greater of (x) 0.50% and (y) the rate determined as follows:” in its place, and (ii) deleting the last sentence in its entirety.

(j)The definition of “LMIR Rate” in Section 1 of Annex X to the SSA and the RFA is amended by (i) replacing the text “means for any day during any Interest Period,” where it appears therein with the text “means for any day during any Interest Period, the greater of (x) 0.50% and (y) the rate determined as follows:” in its place, and (ii) deleting the last sentence in its entirety.

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(k)The definitions of “Applicable Margin” and “Explicit Rating” in Section 1 of Annex X to the SSA and the RFA are hereby deleted in their entirety.

(l)The following definitions are hereby incorporated in Section 1 of Annex X to the SSA and the RFA in the appropriate alphabetical sequence:

““Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Base Rate or the LMIR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

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(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1)a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Requisite Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Requisite Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that the LIBOR Rate and the LMIR Rate have not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate or the LMIR Rate for all purposes hereunder in accordance with Section 2.11 and (y) ending at the time that a

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Benchmark Replacement has replaced the LIBOR Rate and the LMIR Rate for all purposes hereunder pursuant to Section 2.11.

“Early Opt-in Election” means the occurrence of:

(1)(i) a determination by the Administrative Agent or (ii) a notification by the Requisite Lenders to the Administrative Agent (with a copy to the Borrower) that the Requisite Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.11 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2)(i) the election by the Administrative Agent or (ii) the election by the Requisite Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Requisite Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“KYC Package” means the documentation and other information requested by the Administrative Agent or any Affected Person in any KYC Request.

“KYC Request” means any reasonable request of the Administrative Agent or any Affected Person for documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA Patriot Act.

“LMIR Lender Group” means each of the BANA Lender Group, the TD Lender Group, the Wells Lender Group and each other Lender Group that utilizes the Alternate Rate when calculating Yield hereunder.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“TD Committed Lender” shall mean The Toronto-Dominion Bank, and each other Lender party hereto from time to time as a “TD Committed Lender”.

“TD Discretionary Lender” shall mean Reliant Trust, and each other Lender party hereto from time to time as a “TD Discretionary Lender”.

“TD Lender Group” shall mean The Toronto-Dominion Bank, as Managing Agent, the TD Discretionary Lenders and the TD Committed Lenders.

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“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“USA Patriot Act” means Title III of Pub. L. 107 56 (signed into law October 26, 2001).”.

6.Representations and Warranties.  Each of Synnex, Hyve, WestCon and the Borrower represents and warrants for itself, on the Effective Date, as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing (except for any filing required by federal securities laws), registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment that has not already been obtained.

(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) violate, contravene or conflict in any material respect with any laws applicable to such Person.

(e)Immediately after giving effect to this Amendment, (i) the representations and warranties of the Borrower set forth in the RFA and the representations and warranties of Synnex, Hyve and WestCon set forth in the SSA shall be true and correct (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof, in which case, such representations and warranties shall be true and correct as of such other date), (ii) no Termination Event, Incipient Termination Event, Servicer Termination Event or Incipient Servicer Termination Event shall have occurred and be continuing, (iii) no Funding Excess exists and (iv) the Facility Termination Date has not occurred.

7.Effect of Amendment.  Except as expressly amended and modified by this Amendment, all provisions of the RFA and the SSA shall remain in full force and effect. After this Amendment becomes effective, all references in the RFA and the SSA to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the RFA or the SSA, as applicable, shall be deemed to be references to the RFA and the SSA as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the RFA or the SSA other than as set forth herein.

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8.Effectiveness.  This Amendment shall become effective (the “Effective Date”) upon receipt by the Administrative Agent of (a) counterparts of this Amendment, executed by each of the parties hereto and (b) counterparts of that certain Fifth Amended and Restated Fee Letter, dated as of the date hereof, executed by the parties thereto.

9.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

10.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

11.Severability.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

12.Section Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the RFA or the SSA or any provision hereof or thereof.

13.Related Document.  This Amendment is a Related Document and all references to a “Related Document” in the RFA, the SSA and the other Related Documents (including, without limitation, all such references in the representations and warranties in the RFA, the SSA and the other Related Documents) shall be deemed to include this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SIT FUNDING CORPORATION, as the Borrower

By:__/s/ Simon Leung______________________
Name:  Simon Leung
Title:  Senior Vice President, General Counsel and     Corporate Secretary

SYNNEX CORPORATION, individually and as Servicer and as an Originator

By:_/s/ Simon  Leung_______________________
Name:  Simon Leung
Title:  Senior Vice President, General Counsel and     Corporate Secretary

HYVE SOLUTIONS CORPORATION, as an Originator

By:_/s/ Simon  Leung________________________
Name:  Simon Leung
Title:  Senior Vice President, General Counsel and     Corporate Secretary

WESTCON GROUP NORTH AMERICA, INC., as an Originator

By:__/s/ Simon Leung_______________________
Name:  Simon Leung
Title:  Senior Vice President, General Counsel and     Corporate Secretary

MUFG BANK, LTD. F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrator for Gotham Funding Corporation, as Managing Agent for the MUFG Lender Group and as the MUFG Committed Lender

By:__/s/ Eric Williams_______________________
Name: Eric Williams
Title:Managing Director

GOTHAM FUNDING CORPORATION, as the MUFG Discretionary Lender

By:_/s/ Kevin J. Corrigan_____________________
Name:Kevin J. Corrigan
Title:Vice President

MUFG BANK, LTD. F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent

By:__/s/ Eric Williams______________________
Name: Eric Williams
Title:Managing Director

THE BANK OF NOVA SCOTIA, as Administrator for Liberty Street Funding LLC, as Managing Agent for the BNS Lender Group and as the BNS Committed Lender

By:__/s/ Doug Noe_________________________
Name: Doug Noe
Title:Managing Director

Liberty Street Funding LLC, as the BNS Discretionary Lender

By:__/s/ Jill A. Russo________________________
Name:Jill A. Russo
Title:Vice President

SMBC NIKKO SECURITIES AMERICA, INC., as Administrator for Manhattan Asset Funding Company LLC and as Managing Agent for the  SMBC Lender Group

By:__/s/ Yukimi Konno______________________
Name:Yukimi Konno
Title:Managing Director

SUMITOMO MITSUI BANKING CORPORATION, as the SMBC Committed Lender

By:__/s/ Kazutaka Takeuchi___________________
Name:Kazutaka Takeuchi
Title:Executive Director

MANHATTAN ASSET FUNDING COMPANY LLC, as the SMBC Discretionary Lender

By:MAF Receivables Corp., its sole member

By:__/s/ Irina Khaimova______________________
Name:Irina Khaimova
Title:Vice President

BANK OF AMERICA, N.A., as Managing Agent for the BANA Lender Group and as the BANA Committed Lender

By:_/s/ Christopher Haynes___________________
Name: Christopher Haynes
Title:Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Managing Agent for the Wells Lender Group and as the Wells Committed Lender

By:__/s/ Dale Abernathy______________________
Name: Dale Abernathy
Title:Director

THE TORONTO-DOMINION BANK, as New Committed Lender, as New Managing Agent, as Managing Agent for the TD Lender Group and as the TD Committed Lender

By:_/s/ Luna Mills_______________________
Name: Luna Mills
Title:Managing Director

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO-DOMINION BANK, as New Discretionary Lender and as the TD Discretionary Lender

By:_/s/ Luna Mills_______________________
Name: Luna Mills
Title: Managing Director